EXHIBIT 4.5

            REGISTRATION RIGHTS AGREEMENT, dated as of this 29th day of January, 1999 (This "Agreement") between Barbara Hutter, for herself and the holders set forth on the signature page hereof, ("Subscriber") and Spectre Industries Inc., a Nevada corporation (the "Company").

            WHEREAS, pursuant to that certain Subscription Agreement, dated as of January 29, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), between Subscriber and the Company and subject to the terms thereof simultaneously with the execution and delivery of this Agreement, Subscriber is purchasing from the Company $ 170,000.00 principal amount of the Company's 10% Convertible Debentures dated January 29, 1999 convertible into shares (the "Shares") of common stock of the Company, $.0001 par value (the "Company Common Stock").

            WHEREAS Subscriber and the Company desire to enter into this Agreement to provide certain registration rights with respect to the Shares.

            Accordingly, the parties hereto agree as follows:

1. Certain Definitions.

            Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "Demand Registration Request" shall have the meaning set forth in
Section 2.1(a).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any time.

            "Holder" or "Holders" shall mean Subscriber and/or any party who shall hereafter acquire Registrable Securities from Subscriber in accordance with the Purchase Agreement and to whom Subscriber assigns rights under this Agreement.

            "Person" shall mean any natural person, corporation, partnership, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

            "Purchase Agreement" shall have the meaning set forth in the recitals of this Agreement.

            "Registrable Securities" shall mean any shares of Common Stock acquired pursuant to the Purchase Agreement (and any shares issued upon any subdivision, combination or reclassification of such shares or any stock dividend in respect of any of such shares).


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            "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any time.

2. Registration under Securities Act

            2.1. Registration.

            (a) Registration by Company. The Company agrees to file a registration statement under the Securities Act covering the Registrable Securities as soon as commercially reasonable after the date of issuance of the Debentures and to use its best efforts to effect the registration under the Securities Act of such Registrable Securities.

            (b) Registration Statement Form. Registrations under this Agreement shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company.

            (c) Expenses. The Company will pay the registration expenses in connection with any registration requested pursuant to this Agreement.

            (d) Selection of Underwriters. The managing underwriter, underwriter or underwriters, if any, of each offering of the Registrable Securities so to be registered shall be reasonably selected by the Company.

            2.2. Piggyback Registrations.

            (a) If, at any time, the Company proposes or is required to register any of its equity securities (which term as used in this Agreement shall not be deemed to include debt securities which are convertible into or exchangeable for, or which carry warrants or rights to subscribe for or purchase, an equity security) under the Securities Act (other than registrations solely of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation) pursuant to a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, and the Registrable Securities are not then registered pursuant to Section 2.1 hereof, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its commercially reasonable efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations upon request under Section 2.1.


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            (b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

            (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

      2.3. Limitations on Registration. The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 2.1 or 2.2 hereof if it shall deliver to the Holder an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Holder) to the effect that all Registrable Securities held by the Holder may be sold immediately in the public market without registration under the Securities Act and any applicable state securities laws.

      2.4. Cooperation.

      (a) Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Holder will give their full cooperation to the Company, its underwriters, if any, and their respective counsel and accountants in preparing such registration statement, each prospectus and amendment related thereto, including access to books and records (to the extent customarily given to underwriters) and such opportunities to discuss any factual matters as shall be deemed necessary by the Company to conduct a reasonable investigation within the meaning of the Securities Act.

      (b) Further Assurances. Each Holder shall immediately notify the Company upon discovery that the prospectus included in a registration statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. At the request of the Company each Holder shall take any and all further action, or refrain from any specified action, as the case may be, so that in the sole judgment of the Company such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.


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      2.5. Indemnification.

      (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the Holders and their respective directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls any Holder or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse the Holders and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of the Holders or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by the Holders.

      (b) Indemnification by the Holders. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the Holders, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.5) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was


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made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holders specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of the Holders under this
Section 2.5(b) shall be limited to the amount of proceeds received by the Holders in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by the Holders.

      (c) Contribution. If the indemnification provided for in this Section 2.5 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Holders, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Holder from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

      (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 2.5 (with appropriate modifications) shall be given by the Company and the Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

      (f) Indemnification Payments. The indemnification and contribution required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. In any case in which it shall be judicially determined that a party is not entitled to indemnification or contribution, any payments previously received by such party hereunder shall be promptly reimbursed.


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      3. Additional Provisions

      (a) Subscriber and the Holders may assign their respective rights and obligations under this Agreement to any other Persons provided that notice of such assignment is provided to the Company within a reasonable period of time of such assignment.

      (b) The provisions contained in Sections 6, 7, 11, 12 and 13 of the Purchase Agreement are herein incorporated by reference, and each reference therein to the Purchase Agreement shall, for purposes of this Agreement, be interpreted to refer to each of the Purchase Agreement and this Registration Rights Agreement, with full force and effect as if fully set forth herein. In addition, with respect to notices, all notices or communications to Holders shall be delivered in accordance with the information such Persons provide the Company from time to time.

                           [signature page to follow]


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        SPECTRE INDUSTRIES INC.

                                        By: /s/ Ian S. Grant
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SUBSCRIBER: /s/ Barbara Hutter

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        List of Holders

                                        Barbara Hutter
                                        Gianni Garzoli
                                        Borut Marincek
                                        Elisabeth Garzoli
                                        Bettina Hutter
                                        Katja Hutter


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